 Exhibit (a)(1)(vii)
INSTRUCTION FORM
TRINET GROUP, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN (THE “PLAN”)
With Respect to the Offer by
TRINET GROUP, INC.
To Purchase for Cash
Pursuant to the Offer to Purchase Dated November 7, 2022
Up to $250,000,000 in Value of its Common Stock at a Purchase Price Not Less Than $63.00 Per Share
and Not More Than $72.00 Per Share
THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 6,
2022, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED
(THE “EXPIRATION DATE”).
THIS INSTRUCTION FORM (THE “INSTRUCTION FORM”) SHOULD BE COMPLETED, SIGNED AND SENT PROMPTLY IN ORDER TO PERMIT THE DEPOSITARY, AS DEFINED BELOW, TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE OFFER TO PURCHASE, AS DEFINED BELOW. DESPITE THE EXPIRATION DATE, WE MUST RECEIVE YOUR INSTRUCTIONS NO LATER THAN 4PM, NEW YORK CITY TIME, ON DECEMBER 2, 2022, IN ORDER TO BE ABLE TO ACT ON YOUR INSTRUCTIONS (UNLESS THE EXPIRATION DATE IS EXTENDED BY TRINET GROUP, INC. (THE “COMPANY”), IN WHICH CASE WE WOULD NEED TO RECEIVE YOUR INSTRUCTIONS NO LATER THAN 4PM, NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO SUCH EXTENDED EXPIRATION DATE).
The Instruction Form is being provided by Computershare Trust Company, N.A. (the “Depositary”) pursuant to the Plan, for which Charles Schwab & Co., Inc. is the administrator (the “Plan Administrator”). If you have questions or need assistance, you should contact the Plan Administrator at 800-654-2593.
This Instruction Form must be delivered to the Depositary at the address set forth below. Delivery of this Instruction Form to an address other than as set forth below will not constitute a valid delivery to the Depositary. Deliveries to the Company, BofA Securities, Inc. and Truist Securities, Inc., the Dealer Managers for the tender offer (the “Dealer Managers”), D.F. King & Co., Inc. (the “Information Agent”), the Plan Administrator or to The Depository Trust Company (“DTC”, which is hereinafter referred to as the “Book-Entry Transfer Facility”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Instruction Form should be read carefully, together with the Offer to Purchase dated November 7, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), before this Instruction Form is completed.
The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE
UNDERSIGNED: SHARES1
CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
1.
Shares tendered at price determined by stockholder

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares that are the subject of this Instruction Form being purchased if the purchase price determined by the Company in accordance with the terms of the tender offer (the “Purchase Price”) is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $63.00	☐ $63.25	☐ $63.50	☐ $63.75	☐ $64.00	☐ $64.25
☐ $64.50	☐ $64.75	☐ $65.00	☐ $65.25	☐ $65.50	☐ $65.75
☐ $66.00	☐ $66.25	☐ $66.50	☐ $66.75	☐ $67.00	☐ $67.25
☐ $67.50	☐ $67.75	☐ $68.00	☐ $68.25	☐ $68.50	☐ $68.75
☐ $69.00	☐ $69.25	☐ $69.50	☐ $69.75	☐ $70.00	☐ $70.25
☐ $70.50	☐ $70.75	☐ $71.00	☐ $71.25	☐ $71.50	☐ $71.75
☐ $72.00
- OR -
2.
Shares tendered at price determined pursuant to the tender offer

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $63.00 per share.
☐   The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $63.00 PER SHARE.

Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID INSTRUCTION TO TENDER OF SHARES.
ODD LOTS
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
☐   By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.
CONDITIONAL TENDER
A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐   The minimum number of shares that must be purchased, if any are purchased, is:
         shares
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:
☐   The tendered shares represent all shares held by the undersigned.
THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

As a participant in the Plan, I acknowledge receipt of the Offer to Purchase.
I hereby direct the Depositary to provide instructions to the Plan Administrator to tender or not to tender the Shares allocated to my account under the Plan as indicated above.
I understand that if I sign, date and return this Instruction Form but do not provide the Depositary with direction, the Depositary and, as a result, the Plan Administrator, will treat this action as an instruction by me not to tender the Shares allocated to my account.
SIGNED
By:

Name:

Date:

Daytime Telephone number:

Your instructions may be changed or revoked at any time up until the deadline by delivering a new Instruction Form to the Depositary.
You may return your Instruction Form in the enclosed envelope:
By First Class, Registered or Certified Mail:
COMPUTERSHARE TRUST CO. N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
By Express or Overnight Delivery:
COMPUTERSHARE TRUST CO. N.A.
c/o Voluntary Corporate Actions
150 Royall Street, Suite V
Canton, MA 02021
NOTE: YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.